                                                Auditors' Consent Ex 14
                        Independent Auditors' Consent

The Board of Trustees
Oppenheimer Trinity Core Fund:

We consent to the incorporation by reference in the Statement of Additional
Information of Oppenheimer Trinity Core Fund constituting part of this
Registration Statement of Oppenheimer Trinity Core Fund and Oppenheimer Main
Street Fund on Form N-14 of our report dated August 21, 2002 relating to the financial statements and financial highlights appearing in the July 31, 2002
Annual Report to the Shareholders of Oppenheimer Trinity Core Fund.

We also consent to the reference to our firm under the headings "What are the
Tax Consequences of the Reorganization" and "Agreement and Plan of
Reorganization" in the combined Prospectus and Proxy Statement which are part of the Registration Statement of Oppenheimer Trinity Core Fund and
Oppenheimer Main Street Fund on Form N-14.

                                                /s/KPMG LLP
                                                -----------
                                                KPMG LLP

Denver, Colorado
June 26, 2003